Exhibit 10.4

Execution Version

FIRST LIEN GAMING ENTITIES PLEDGE AGREEMENT

dated as of July 3, 2013

among

EACH OF THE GRANTORS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

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Section 9. REMEDIES		14

9.1	Generally	14
9.2	Application of Proceeds	16
9.3	Pledged Equity Interests	16
9.4	Cash Proceeds	17

Section 10. COLLATERAL AGENT		17

Section 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		18

Section 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		18

Section 13. GAMING LAW PROVISIONS		18

13.1	Application of Gaming Laws	18
13.2	Authorization to Cooperate with applicable Gaming Authorities	19
13.3	Exercise of Remedies.	19

Section 14. MISCELLANEOUS		19

SCHEDULES

SCHEDULE 5.1	-	GENERAL INFORMATION
SCHEDULE 5.2	-	COLLATERAL IDENTIFICATION
SCHEDULE 5.4	-	FINANCING STATEMENTS

EXHIBITS

EXHIBIT A	-	PLEDGE SUPPLEMENT

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This FIRST LIEN GAMING ENTITIES PLEDGE AGREEMENT, dated as of July 3, 2013 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and between AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC, a Delaware limited liability company (the “Borrower”), STRATOSPHERE HOLDING, LLC, a Delaware limited liability company, CHARLIE’S HOLDING LLC, a Delaware limited liability company, and each of the subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Borrower, each individually, a “Grantor” and collectively, the “Grantors”), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”) and Documentation Agent.

RECITALS:

WHEREAS, reference is made to that certain First Lien Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, certain subsidiaries of Borrower, as Guarantors (the “Guarantors”), the Lenders party thereto from time to time (the “Lenders”), Goldman Sachs Lending Partners LLC and Deutsche Bank Securities Inc., as joint lead arrangers, joint bookrunners and co-syndication agents, and DBNY as Administrative Agent, Collateral Agent and Documentation Agent thereunder;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedge Agreements and each Grantor intends to grant the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Collateral on the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

Section 1.       DEFINITIONS; GRANT OF SECURITY

1.1         General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.2.

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

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“Control” shall mean (a) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, and (b) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 but only to the extent, and for so long as, so excluded thereunder.

“Gaming Entities” shall mean Stratosphere Gaming LLC, Arizona Charlie’s, LLC, Fresca, LLC, Aquarius Gaming LLC, Stratosphere Holding, LLC, Charlie’s Holding LLC, ACEP Interactive, LLC, and ACEP Management, LLC, and any other Credit Party licensed by or registered with the Gaming Authorities.

“Lenders” shall have the meaning set forth in the recitals.

“Majority Holder” shall have the meaning set forth in Section 10.

“Paid in Full” shall mean, with respect to the Secured Obligations (other than contingent indemnification obligations for which no claim has been made or asserted), (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an insolvency proceeding (whether or not allowed in the proceeding), (b) the termination or expiration of all Commitments and (c) the termination, cancellation or Cash Collateralization of all outstanding Letters of Credit.

“Pledged Collateral” shall have the meaning given to such term in Section 2.1.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests; provided that, for the avoidance of doubt, the Pledged Equity Interests shall not include any Excluded Asset.

“Pledged LLC Interests” shall mean, other than any Excluded Asset, all interests in any limited liability company and each series thereof owned by any Grantor including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

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“Pledged Partnership Interests” shall mean, other than any Excluded Asset, all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Grantor, including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, other than any Excluded Asset, all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Second Lien Collateral Agent” means the “Collateral Agent” under and as defined in the Second Lien Credit Agreement.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders, the Issuing Bank, the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been Paid in Full.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

1.2         Definitions; Interpretation.

(a)         Unless otherwise defined in this Agreement or in the Credit Agreement, as the case may be, terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9.

(b)         All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

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Section 2.       PLEDGE

2.1         Pledge and Security Interest. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following personal property of such Grantor, in each case whether now or hereafter owned or existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (subject to Section 2.2, all of which being hereinafter collectively referred to as the “Pledged Collateral”):

(i)         all Pledged Equity Interests in the Gaming Entities and all additional shares of, or interests in, all Pledged Equity Interests of any of the Gaming Entities now or hereafter owned or acquired by the Grantor, and all other Pledged Equity Interests in any of the Gaming Entities now or hereafter owned or acquired by the Grantor, in each case, whether as a dividend or distribution or as a result of a stock split or otherwise, and all of the Grantor’s rights to acquire Pledged Equity Interests in any of the Gaming Entities in addition to or in exchange or substitution for the existing Pledged Equity Interests;

(ii)         all of the Grantor’s rights, benefits, privileges, authority and powers under any Organizational Document of any of the Gaming Entities or voting trust agreement or similar agreement, including, without limitation, (A) all of the Grantor’s interest in the capital of any of the Gaming Entities, and all rights of the Grantor as an equityholder and all rights to receive dividends (including non-cash dividends), distributions, cash, securities, instruments and other property, assets or proceeds of any kind from time to time received, receivable or otherwise distributed or distributable in respect of the Pledged Equity Interests or pursuant to any Organizational Document of any of the Gaming Entities by way of distribution, return of capital or otherwise, (B) all other payments due or to become due to the Grantor in respect of the Pledged Equity Interests or any Organizational Document of any of the Gaming Entities, including but not limited to all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to the Pledged Equity Interests or any Organizational Document of any of the Gaming Entities, (C) all claims of the Grantor for damages arising out of or for breach of or default under any Organizational Document of the Gaming Entities, (D) the right of the Grantor to terminate any Organizational Document of any of the Gaming Entities, to perform and exercise consensual or voting rights thereunder, including but not limited to the right, if any, to manage any of the Gaming Entities’ affairs, to make determinations, to exercise any election or option or to give or receive any notice, consent, amendment, waiver or approval, and the right, if any, to compel performance and otherwise exercise all remedies thereunder, (E) all rights of the Grantor as an equityholder of any of the Gaming Entities, to all property and assets of any of the Gaming Entities (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, chooses in action or otherwise), (F) and (F) certificates or instruments evidencing an ownership of Pledged Equity Interests in any of the Gaming Entities, or its assets;

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(iii)         all cash and non-cash dividends, distributions, securities, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon the conversion of, the Pledged Equity Interests and other property referred to in clauses (i) and (ii) of Section 2.1;

(iv)         any other claim which the Grantor now has or may in the future acquire in its capacity as equityholder of any of the Gaming Entities against any other of the Gaming Entities and their property or assets;

(v)         all proceeds, products and accessions of and to any and all of the property described in the preceding clauses (i) through (iv) of this Section 2.1 (including, without limitation, proceeds that constitute property of the types described above); and

(vi)         all certificates, instruments or other documents from time to time evidencing any of the foregoing, and all interest, earnings and other proceeds of any of the foregoing.

The Grantor agrees that this Agreement, the security interest granted pursuant to this Agreement and all rights, remedies, powers and privileges provided to the Collateral Agent under this Agreement are in addition to and not in any way affected or limited by any other security now or at any time held by the Collateral Agent to secure payment and performance of the Secured Obligations.

2.2         Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Pledged Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any asset, lease, license, contract or agreement to which any Grantor is a party, or any of its rights or interest thereunder, if and to the extent that a security interest (x) is prohibited by or would be in violation of (i) any law, rule or regulation applicable to such Grantor (including any Gaming Law) or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of any such lease, license, contract or agreement after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Pledged Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in subclause (i) or (ii) of clause (a) of this Section 2.2; provided, further, that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement; (b) in any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Pledged Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; or (c) Equity Interests in any Person (other than wholly owned Subsidiaries of the Borrower) if and to the extent that a security interest (x) is prohibited by or would be in violation of any term, provision or condition of such Person’s organizational or joint venture documents (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of such documents after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Pledged Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such Equity Interests not subject to the prohibitions specified in this Section 2.2(c) (the assets described in clause (a) through (c) above, collectively the “Excluded Assets”).

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Section 3.      SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

3.1         Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all the Obligations (the “Secured Obligations”).

3.2         Continuing Liability Under Collateral.

Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Pledged Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Pledged Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Pledged Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral.

Section 4.     CERTAIN PERFECTION REQUIREMENTS

4.1         Delivery and Control Requirements.

(a)         With respect to any Pledged Partnership Interests or Pledged LLC Interests included in the Pledged Collateral, each Grantor shall deliver to the Collateral Agent the certificates evidencing such Pledged Partnership Interests or Pledged LLC Interests duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Pledged Collateral, including, without limitation, any Pledged Partnership Interests included in the Pledged Collateral or Pledged LLC Interests included in the Pledged Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

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(b)         [Reserved.]

(c)         With respect to the Governmental Authorizations of the Gaming Boards required in order for the pledge of the Pledged Equity Interests to become effective, each Grantor shall, subject to any regulatory restrictions, promptly, and in any event within five (5) Business Days after receipt by such Grantor notify in writing the Collateral Agent of any written communication from any Gaming Authority with respect to any Pledged Equity Interests, including, without limitation, the receipt by such Grantor of such Governmental Authorizations regarding the effectiveness of any of the Pledged Equity Interests.

4.2         Other Actions. With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Pledged Collateral, if the Grantors own less than 100% of the Equity Interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, the Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent or its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Pledged Collateral to the Collateral Agent and without limiting the generality of the foregoing sentence, each Grantor consents to the collateral assignment of any such Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee upon the occurrence and during the continuation of an Event of Default, and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.3         Timing and Notice. Each Grantor shall use its reasonable efforts to obtain, within six months after the Closing Date (and, with respect to any Pledged Collateral hereafter owned or acquired, within six months of the date of Grantor acquiring rights therein), the approval by the requisite Gaming Boards of the pledge of Pledged Collateral consisting of Pledged Equity Interests and each Grantor shall within five (5) Business Days of receipt of such approvals, shall comply with the provisions of this Section 4. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Pledged Collateral requiring any approvals of any Gaming Boards.

Section 5.       REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the Closing Date, that:

5.1         Grantor Information and Status.

(a)         Schedules 5.1(A) and (B) set forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(b)         except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

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(c)         it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(d)         such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name on Schedule 5.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 5.1(A) and, except as permitted by the Credit Agreement, remains duly existing as such. Except as permitted by the Credit Agreement, such Grantor has not filed any certificates of dissolution or liquidation; and

(e)         no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

5.2         Pledged Collateral Identification.

(a)         Schedule 5.2 sets forth under the appropriate headings all of such Grantor’s Pledged Partnership Interests, Pledged LLC Interests, and/or Pledged Stock;

(b)         all information supplied by any Grantor with respect to any of the Pledged Collateral (in each case taken as a whole with respect to any particular Pledged Collateral) is accurate and complete in all material respects;

(c)         the Pledged Partnership Interests, Pledged LLC Interests, and/or Pledged Stock evidenced by the certificate identified under the name of each Gaming Entity in Schedule 5.2 constitute all of the Equity Interests of any class or character of any such Gaming Entity beneficially owned by the Grantor (whether or not registered in the name of the Grantor).

5.3         Ownership of Pledged Collateral and Absence of Other Liens.

(a)         It owns the Pledged Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Pledged Collateral and, as to all Pledged Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Pledged Collateral (except as otherwise permitted by the Credit Agreement or this Agreement), in each case free and clear of any and all Liens, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens;

(b)         other than any financing statements filed in favor of the Collateral Agent and the Second Lien Collateral Agent, no effective financing statement or other instrument similar in effect under any applicable law covering all or any part of the Pledged Collateral is on file in any filing or recording office except for financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing; and

(c)         other than the Collateral Agent, no Person is in Control of any Pledged Collateral.

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5.4         Status of Security Interest.

(a)         Upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Pledged Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Pledged Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, first priority Lien subject to any Permitted Liens with respect to Pledged Collateral. Each agreement purporting to give the Collateral Agent Control over any Pledged Collateral is effective to establish the Collateral Agent’s Control of the Pledged Collateral subject thereto;

(b)         except as set forth in the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder, except for the approval of the Gaming Boards pursuant to Section 4.3 above, or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Pledged Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) of this Section 5.4, any authorization, consent, approval or other action by, and notice to or filing with any applicable Gaming Authority required by the Gaming Laws and (B) as may be required, in connection with the disposition of any Pledged Equity Interests, by laws generally affecting the offering and sale of Securities; and (C) in the case of clause (ii) above, approvals of any applicable Nevada Gaming Authorities required under the Gaming Laws; and

(c)         each Grantor is in compliance with its obligations under Section 4 hereof.

5.5         Pledged Equity Interests.

(a)         Except as otherwise permitted in the Credit Agreement or herein, it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(b)         no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained;

(c)         all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests that by their terms provide that they are securities governed by Article 8 of the uniform commercial code of an applicable jurisdiction; and

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(d)         such Grantor has caused each partnership or limited liability company included in the Pledged Equity Interests to amend its partnership agreement or limited liability company agreement to include the following provision: “Notwithstanding any other provision of this agreement (including any transfer restrictions set forth herein) and subject to (a) compliance with Nevada Gaming Laws and all applicable orders of the Gaming Boards (as defined in the Credit Agreement) and (b) the terms of that certain Intercreditor Agreement, dated as of July 3, 2013, by and among the Collateral Agents, the Borrower and certain subsidiaries of the Borrower (as such terms are defined below), in the event that an Event of Default shall have occurred under (i) that certain First Lien Credit and Guaranty Agreement (as such First Lien Credit and Guaranty Agreement may be amended, modified, supplemented or restated from time to time) dated as of July 3, 2013 (the “First Lien Credit Agreement”) among American Casino & Entertainment Properties LLC, as borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors, and Deutsche Bank AG New York Branch (“DBNY”), as administrative agent and collateral agent (together with its successors and assigns, in such capacity the “First Lien Collateral Agent”) or (ii) that certain Second Lien Credit and Guaranty Agreement (as such Second Lien Credit and Guaranty Agreement may be amended, modified, supplemented or restated from time to time) dated as of July 3, 2013 (the “Second Lien Credit Agreement”) among the Borrower, certain subsidiaries of the Borrower, as Guarantors, and DBNY, as administrative agent and collateral agent (together with its successors and assigns, in such capacity, the “Second Lien Collateral Agent”, and, together with the First Lien Collateral Agent, in such capacities, the “Collateral Agents”), (A) the lenders from time to time parties thereto and the agents party thereto and the Collateral Agents shall be entitled to exercise any of their respective rights and remedies with respect to equity interests in the Company, and (B) each Member hereby irrevocably consents to the transfer of any equity interest and all related management and other rights in the Company to the applicable Collateral Agent or any designee of such Collateral Agent. Each Collateral Agent is a third party beneficiary of this provision and this provision cannot be amended or repealed, (i) as to the First Lien Collateral Agent, without the consent of such Collateral Agent until the First Lien Credit Agreement has been Paid in Full as defined therein and (ii) as to the Second Lien Collateral Agent, without the consent of such Collateral Agent until the Second Lien Credit Agreement has been Paid in Full as defined therein.”

Section 6.       COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

6.1         Grantor Information and Status.

Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement or any other Credit Document, it shall not change such Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, organizational identification number, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) promptly notified the Collateral Agent in writing (and, in any event, within thirty (30) days after) of any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Pledged Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure, shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2         Collateral Identification; Special Collateral. In the event that it hereafter acquires any Pledged Collateral of a type described in Section 2.1 hereof, it shall notify the Collateral Agent thereof in writing in accordance with Section 4.3 and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Collateral Agent may reasonably request to the extent that such actions, execution of documents and/or filings are otherwise required under Article 4 hereof in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Pledged Collateral, subject in the case of priority only, to any Permitted Liens.

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6.3         Ownership of Collateral and Absence of Other Liens.

(a)         Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, other than, subject to applicable Gaming Laws, Permitted Liens, and such Grantor shall make reasonable efforts to defend the Pledged Collateral against all Persons at any time claiming any interest therein;

(b)         upon any Authorized Officer of the Borrower obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a material adverse effect on the value of the Pledged Collateral (or any material portion thereof), the ability of any Grantor or the Collateral Agent to dispose of all or any material portion of the Pledged Collateral, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against all or any material portion of the Pledged Collateral, in each case, other than dispositions permitted under Section 6.8 of the Credit Agreement; and

(c)         it shall not voluntarily sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Pledged Collateral except (x) as otherwise permitted by the Credit Agreement or other Credit Documents and (y) that the Grantors shall not be required to preserve any such Pledged Collateral if such Grantors determine in their business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Secured Parties.

6.4         Status of Security Interest.

(a)         Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Pledged Collateral as valid, perfected, first priority Liens (subject to Permitted Liens).

(b)         Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any security interest in any Pledged Collateral that can only be perfected by Control except as and to the extent specified in Section 4 hereof.

6.5         Pledged Equity Interests.

(a)         Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Pledged Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Pledged Equity Interests (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes such Grantor to retain all cash dividends, securities, distributions and other property consistent with the past practice of the issuer and all scheduled payments of interest;

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(b)         Voting.

(i)         So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Pledged Equity Interest in this Agreement or elsewhere herein or in the Credit Agreement , each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

(ii)         upon the occurrence and during the continuation of an Event of Default and subject to compliance with the applicable Gaming Laws:

(1)         all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent (to the extent permitted by applicable law and the applicable agreements and organizational documents) who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, that (x) to the extent the applicable agreements or organizational documents prohibit the vesting of such voting rights in the Collateral Agent (including, without limitation, through the use of a proxy or power-of-attorney), such Grantor shall exercise such voting and other consensual rights solely in accordance with the instructions of the Collateral Agent and (y) such rights shall automatically revert back to such Grantor upon the waiver or cure of all Events of Default then existing; and

(2)         in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (B) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

Section 7.       FURTHER ASSURANCES; ADDITIONAL GRANTORS

7.1         Further Assurances.

(a)         Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall, subject to the other provisions hereof, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)         file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

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(ii)         [Reserved];

(iii)         at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Pledged Collateral; and

(iv)         furnish the Collateral Agent with such information regarding the Pledged Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)         Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Pledged Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Pledged Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

(c)         Each Grantor shall furnish to the Collateral Agent from time to time (but no more than once per Fiscal Quarter unless an Event of Default has occurred and is continuing) statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

7.2         Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto; provided that each such Additional Grantor’s pledge of any Pledged Equity Interests hereunder shall not be effective until receipt by such Additional Grantor of the approvals of the Gaming Authorities contemplated in Section 4.3 above. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 8.       COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

8.1         Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary to accomplish the purposes of this Agreement, , except as may otherwise be expressly provided for in this Section 8.1, solely upon the occurrence and during the continuation of an Event of Default, including, without limitation, the following:

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(a)         to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b)         to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) of this Section 8.1;

(c)         to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral;

(d)         at any time to prepare and file any UCC financing statements against such Grantor as debtor;

(e)         at any time to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(f)         generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2         No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Pledged Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3         Appointment Pursuant to Credit Agreement. The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent (and any sub-agent thereof) hereunder are subject to the provisions of the Credit Agreement.

Section 9.       REMEDIES

9.1         Generally.

(a)         If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to compliance with applicable Gaming Laws, exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

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(i)         require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Pledged Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)         enter onto the property where any Pledged Collateral is located and take possession thereof with or without judicial process;

(iii)         without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis), grant options to purchase or otherwise dispose of the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)         the Collateral Agent or any Secured Party may be the purchaser of any or all of the Pledged Collateral at any public or private (to the extent the portion of the Pledged Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least twenty (20) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Pledged Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 9.1 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 9.1 shall in any way limit the rights of the Collateral Agent hereunder.

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(c)         the Collateral Agent may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Collateral.

(d)         the Collateral Agent shall have no obligation to marshal any of the Pledged Collateral.

9.2         Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in the event that an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 of the Credit Agreement and in respect of any sale of, any collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent (and any sub-agent thereof) is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3         Pledged Equity Interests . Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests included in the Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

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9.4         Cash Proceeds. If any Event of Default shall have occurred and be continuing, all proceeds of any Pledged Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) during the continuation of any Event of Default may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing, in accordance with Section 9.2 hereof.

Section 10.     COLLATERAL AGENT

(a)         The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after all Secured Obligations have been Paid in Full under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders (the “Majority Holders”) of a majority of the aggregate “settlement amount” as defined in the Hedge Agreements (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. For purposes of the foregoing sentence, settlement amount for any Hedge Agreement that has not been terminated shall be the settlement amount as of the last Business Day of the month preceding any date of determination and shall be calculated by the appropriate swap counterparties and reported to the Collateral Agent upon request; provided any Hedge Agreement with a settlement amount that is a negative number shall be disregarded for purposes of determining the Majority Holders. In furtherance of the foregoing provisions of this Section 10, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section 10. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

(b)         The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Collateral, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

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Section 11.     CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

(a)         This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until all Secured Obligations have been Paid in Full (subject to the Borrower’s right pursuant to Section 9.8(d) of the Credit Agreement to request termination of the security interest upon payment in full of all of the Secured Obligations other than the Hedge Obligations), the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. After the Secured Obligations have been Paid in Full, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit satisfactory to the issuer(s) of such Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Pledged Collateral shall revert to the Grantors. For the avoidance of doubt, Section 9.8(d)(i) of the Credit Agreement shall apply and the Collateral Agent shall take such actions as necessary or desirable to release, or document the release, of the security interest in any Pledged Collateral in accordance with Section 9.8(d)(i) of the Credit Agreement.

(b)         Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.

(c)         In connection with the termination or release pursuant to paragraph (a) or (b) of this Section 11, the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and payoff letters to evidence such termination. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

Section 12.      STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent, subject to compliance with the Gaming Laws, may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

Section 13.       GAMING LAW PROVISIONS

13.1         Application of Gaming Laws. Notwithstanding anything to the contrary contained herein, certain rights, remedies and powers of the Collateral Agent and the other Secured Parties under this Agreement, including but not limited to, the exercise of remedial rights upon Pledged Collateral, voting of Pledged Equity Interests in (or otherwise taking control of) Persons licensed by the Gaming Authorities and/or under Gaming Laws and the exercise of powers of attorney granted by any such Persons, may be exercised only to the extent that (i) the exercise thereof does not violate any applicable laws, rules and regulations of the Gaming Authorities including Gaming Laws, and (ii) all necessary approvals, licenses and consents (including prior approvals) from the Gaming Authorities required in connection therewith are obtained.

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13.2         Authorization to Cooperate with applicable Gaming Authorities. Notwithstanding any other provision of this Agreement, each Grantor expressly authorizes the Collateral Agent to cooperate with the Gaming Authorities. The parties acknowledge that the provisions of this Section 13.2 shall not be for the benefit of any Grantor.

13.3         Exercise of Remedies.

Notwithstanding any other provision of this Agreement, (a) in the event the Collateral Agent exercises any of its remedies with respect to Pledged Collateral consisting of Equity Interests in any entity licensed or registered under the Gaming Laws, including the transfer, sale, distribution or other disposition of such Pledged Collateral, such exercise may require the separate and prior approval of the Gaming Authorities or the licensing of the Collateral Agent or any transferee thereof; (b) following receipt of approval by the requisite Gaming Boards as set forth in Section 4.3 above, the Collateral Agent or its agent shall comply in all respects with the terms and conditions of any order of the Gaming Boards approving the pledge of the Pledged Collateral applicable to the Collateral Agent or its agent (which terms and conditions shall be promptly provided to the Collateral Agent by each Grantor) and shall maintain the certificate(s) evidencing the Pledged Collateral consisting of Equity Interests of entities licensed by or registered with the Gaming Authorities at a location in Nevada provided to the Gaming Authorities, and the Collateral Agent or its agent shall permit agents or employees of the Gaming Authorities to inspect such certificate(s) promptly upon request during normal business hours; and (c) neither the Collateral Agent nor any agent of the Collateral Agent shall surrender possession of any Pledged Collateral to any Person other than the relevant Grantor without the prior approval of the Gaming Authorities or as otherwise permitted by the Gaming Laws.

Section 14.        MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns to the extent permitted by the Credit Agreement. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW AND ANY DEFICIENCY JUDGMENT ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE, AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

If and to the extent Nevada law is applicable in this regard, each Grantor hereby waives the provisions and application of NRS 40.459(1)(c) and, without limiting the foregoing, agrees that any application of NRS 40.459(1)(c) would apply only to a circumstance where a deficiency judgment or claim were being sold by Collateral Agent or any Secured Party after obtaining of the same separate and apart from any sale or transfer of Collateral Agent’s or any such Secured Party’s interest in the Secured Obligations. The Grantors stipulate that, for purposes of applying NRS 40.459(1)(c), it shall be deemed that the amount of the consideration paid by the purchaser for any transfer, sale, or other conveyance of all or any portion of the Secured Obligations is an amount equal to the amount of the outstanding principal balance of the portion of the Secured Obligations so purchased. Without affecting the rights actually so acquired by such a purchaser, such rights shall not be deemed to constitute in whole or part the “right to obtain a judgment” for purposes of applying NRS 40.459(1)(c).

Each Grantor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Collateral Agent in connection with the collection of the Secured Obligations and the enforcement of the Collateral Agent’s rights under this Agreement and the Administrative Agent’s rights under the Credit Agreement. The Grantors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Pledged Collateral (conducted in conformity with applicable law) applied to the Secured Obligations are insufficient to pay the Secured Obligations in full. The Administrative Agent shall apply the proceeds from the sale of the Pledged Collateral hereunder against the Secured Obligations in such order and manner as provided in the Credit Agreement.

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To the extent permitted under applicable law, the Collateral Agent may, in its discretion, pursue such rights and remedies as it deems appropriate, including realization upon any Pledged Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Agreement. If, in the exercise of any of its rights and remedies, the Collateral Agent shall forfeit any of its rights or remedies, including its right to obtain a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Grantors hereby consent to such action by Collateral Agent and waive any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation which Grantors might otherwise have had but for such action by Collateral Agent. Any election of remedies which results in the denial or impairment of the right of Collateral Agent to seek a deficiency judgment against any Credit Party shall not impair each Grantor’s obligation to pay the full amount of the Secured Obligations pursuant to the Guaranty. In the event the Collateral Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Credit Documents, the Collateral Agent may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by the Collateral Agent but shall be credited against the Secured Obligations. Subject to any limitations of applicable law, the amount of the successful bid at any such sale shall be conclusively (absent manifest error) deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under the Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Collateral Agent might otherwise be entitled but for such bidding at any such sale.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN CASINO & ENTERTAINMENT
PROPERTIES LLC, as Grantor

By:	/s/ Peter Weidman
Name:	Peter Weidman
Title:	Authorized Signatory

STRATOSPHERE HOLDING, LLC, as Grantor

By:	/s/ Peter Weidman
Name:	Peter Weidman
Title:	Authorized Signatory

CHARLIE’S HOLDING LLC, as Grantor

By:	/s/ Peter Weidman
Name:	Peter Weidman
Title:	Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, as
Collateral Agent

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President